UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2014

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 31, 2014, Mitel Networks Corporation (“Mitel”) announced its financial results for the eight-month period ended December 31, 2013, which was reported on a transition report filed on Form 10-K (the “Transition Report”) in connection with the change of Mitel’s fiscal year from April 30th to December 31st. As previously announced, Mitel changed its fiscal year-end from April 30th to December 31st in connection with the acquisition of Aastra Technologies Ltd., which occurred on January 31, 2014.

Mitel is furnishing this current report to provide supplemental financial information that it wishes to make available to investors to present the financial results for the four consecutive three-month periods ended December 31, 2013. Furnished as Exhibit 99.1 are unaudited consolidated statements of operations and related information, including certain non-GAAP financial measures, for such four consecutive three-month periods, the most recent of which is for the three-month period ended December 31, 2013.

To supplement Mitel’s consolidated financial statements presented on a U.S. GAAP (“GAAP”) basis, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses that Mitel believes appropriate to enhance an overall understanding of Mitel’s historical financial performance and also Mitel’s prospects for the future. These adjustments to the GAAP results for the periods presented in the attached are made with the intent of providing both management and investors a more complete understanding of Mitel’s underlying operational results and trends and Mitel’s marketplace performance. For example, the non-GAAP results are an indication of Mitel’s baseline performance before gains, losses or other charges that are considered by management to be outside of Mitel’s core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for Mitel’s planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. Adjusted EBITDA is not a measure of performance under GAAP. Adjusted EBITDA should not be considered a substitute for income from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Mitel prepares Adjusted EBITDA to eliminate the impact of items that Mitel does not consider indicative of Mitel’s core operating performance. Mitel encourages you to evaluate these adjustments and the reasons Mitel considers them appropriate, as well as the material limitations of non-GAAP measures and the manner in which Mitel compensates for those limitations. See “Selected Financial Data” in Mitel’s Transition Report, which has been filed with the U.S. Securities and Exchange Commission on March 31, 2014 and also filed with the Canadian securities authorities.

A reconciliation of non-GAAP net income to net income (loss) and a reconciliation of Adjusted EBITDA to net income (loss), in each case, the most directly comparable GAAP measure, see pages 2 and 3 of Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K under this Item 7.01, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Mitel Networks Corporation Unaudited Consolidated Statements of Operations and related information for the four consecutive three-month periods ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary